                                                                    EXHIBIT 3.33


                          CERTIFICATE OF INCORPORATION
                                       OF
                           MOORE'S FALLS CORPORATION

        The undersigned, in order to form a corporation under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

        FIRST:      The name of the corporation is
                    MOORE'S FALLS CORPORATION

        SECOND:     The registered office of the corporation in
the State of Delaware is located at 100 West 10th Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, 100 West 10th Street, Wilmington, Delaware.

        THIRD:      The nature of the business to be conducted or
promoted and the purposes of the corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOURTH:     The total number of shares of all classes of
stock which the corporation shall have the authority to issue is One Thousand (1,000) shares, all of which shall be of a single class, without par value.

     The Board of Directors is hereby authorized within the limitations and restrictions stated in this Article Fourth, to fix by resolution or resolutions the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of each of the authorized classes of stock, including, without limiting the generality of the foregoing, such provisions as may be desired concerning the voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of Delaware.

     FIFTH:  The name and mailing address of the Incorporator is as follows:

          NAME                  MAILING ADDRESS

     W. J. Reif               100 West Tenth Street
                              Wilmington, Delaware

     SIXTH: The powers of the incorporator are to terminate upon the filing of this certificate of incorporation with the Secretary of State of the State of Delaware. The names and mailing addresses of the persons who are to serve as directors of the corporation until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

              NAMES                                 MAILING ADDRESSES
              -----                                 -----------------
          F. C. Dumaine                       Suite 4500 Prudential Center
                                              Boston, Massachusetts    02199

          Dudley B. Dumaine                   Suite 4500 Prudential Center
                                              Boston, Massachusetts    02199

          Henry T. Wiggin                     Suite 4500 Prudential Center
                                              Boston, Massachusetts    02199

          Joseph B. Ely, II                   Suite 4500 Prudential Center
                                              Boston, Massachusetts    02199

          Alan L. Lefkowitz                   Room 1200, 225 Franklin Street
                                              Boston, Massachusetts   02110

        SEVENTH: (a) Except as otherwise required by law, by the Certificate of Incorporation or by the by-laws of the corporation, as from time to time amended, the business of the corporation shall be managed by its Board of Directors, which shall have and may exercise all the powers of the corporation. The Board of Directors of the corporation is hereby specifically authorized and empowered from time to time in its discretion to determine the extent, if any, to which and the time and place at which, and the conditions under which any stockholder of the corporation may examine books and records of the corporation, other than the books and records now or hereafter required by statute to be kept open for inspection of stockholders of the corporation. The Board of Directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

          (b) Any vote or votes authorizing liquidation of the corporation or proceedings for its dissolution may provide, subject to the rights of creditors and rights expressly provided for particular classes or series of stocks, for the distribution pro rata among the stockholders of the corporation of the assets of the corporation wholly or in part in kind, whether such assets be in cash or other property, and may authorize the Board of Directors of the corporation to determine the valuation of the different assets of the corporation for the purpose of such liquidation and may divide or authorize the Board of Directors to divide such assets or any part thereof among the stockholders of the corporation, in such manner that every stockholder will receive a proportionate amount in value (determined as aforesaid) of cash or property of the corporation upon such liquidation or dissolution even though each stockholder may not receive a strictly proportionate part of each such asset.

          (c)  Election of directors need not be by ballot.

        EIGHTH:     The number of directors of the corporation shall be such
as from time to time shall be fixed by or in the manner provided by the by-laws, but at no time shall the number of directors be fixed at less than three.

        NINTH:      The corporation reserves the right to amend, alter,
change or repeal any provisions contained in this certificate of incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation.

        TENTH:      No contract or transaction between the corporation and
one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if:

        (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorized the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

        (2) The material facts as to his relationship or interest and to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

        (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

        Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

        ELEVENTH:   1. The corporation shall indemnify any person who was or
is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to be the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        (2) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

        (3) To the extent that any person referred to in sections 1 and 2 of this paragraph Eleventh has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

        (4) Any indemnification under sections 1 and 2 of this paragraph Eleventh (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in sections 1 and 2 of this paragraph Eleventh. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (c) by the stockholders.

        (5) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the directors, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as provided in this paragraph Eleventh.

        (6) The indemnification provided by this paragraph Eleventh shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (7) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this paragraph Eleventh.

        The UNDERSIGNED, hereby declaring and certifying the facts stated in this certificate of incorporation are true, hereunto sets his hand and seal this 8th day of March, 1971.





                                   W. J. Reif
                            -------------------------
                                  Incorporator

                               AGREEMENT OF MERGER
                                       OF

                            MOORE'S FALLS CORPORATION

                          (a New Hampshire Corporation)
                                      INTO

                            MOORE'S FALLS CORPORATION
                            (a Delaware Corporation)

     AGREEMENT OF MERGER, dated this 26th day of April, 1971, by and between MOORE'S FALLS CORPORATION, a Delaware corporation, and MOORE'S FALLS CORPORATION, a New Hampshire corporation.

                                WITNESSETH THAT:

     WHEREAS, said MOORE'S FALLS CORPORATION (New Hampshire) is a corporation organized on January 19, 1921 under the laws of the State of New Hampshire, having an authorized capital stock consisting of 30,000 shares of common stock without par value, of which 3,010 are presently issued and outstanding, all held by Amoskeag Company, a Delaware corporation; and

     WHEREAS, said MOORE'S FALLS CORPORATION (Delaware) is a corporation organized on March 8, 1971 under the laws of the State of Delaware, having an authorized capital stock consisting of 1,000 shares of common stock without par value, of which 10 shares are presently issued and outstanding, all held by Amoskeag Company, a Delaware corporation and shall remain issued and outstanding; and

     WHEREAS, The board of directors, officers and stockholder of each of said corporations deem it advisable and to the benefit of each of said corporations respectively that MOORE'S FALLS CORPORATION (New Hampshire) be merged into MOORE'S FALLS CORPORATION (Delaware).

     NOW, THEREFORE, the corporations, parties to this agreement have agreed and do hereby agree each with the other that said MOORE'S FALLS CORPORATION (New Hampshire) shall be merged into said MOORE'S FALLS CORPORATION (Delaware), and do hereby agree upon and prescribe the terms and conditions of the merger, the mode of carrying the same into effect and the amount of the capital stock of said MOORE'S FALLS CORPORATION (Delaware) to be issued to the present holder of the issued and outstanding capital stock of MOORE's FALLS CORPORATION (New Hampshire), as follows:

                                   ARTICLE I.

     The certificate of incorporation and by-laws of MOORE'S FALLS CORPORATION (Delaware), as they shall exist on the effective date of this agreement shall be and remain the certificate of incorporation and the by-laws of the continuing corporation, until the same may be altered, amended or repealed as therein provided or otherwise in accordance with the laws of the State of Delaware. The purposes of the continuing corporation shall be as set forth in said certificate of incorporation, and the total authorized capital stock shall be as therein set forth, namely 1,000 shares of common stock, without par value.

                                   ARTICLE II.

     The principal place of business of the continuing corporation is and shall be located at Suite 4500, Prudential Center in the City of Boston, County of Suffolk, Commonwealth of Massachusetts.

                                  ARTICLE III.

     The first board of directors of the continuing corporation after the filing of this Agreement of Merger shall consist of those persons who are now directors of MOORE'S FALLS CORPORATION (Delaware); their respective names and addresses are as follows:

          NAMES                                   ADDRESSES
          -----                                   ---------
     F. C. Dumaine                           Suite 4500, Prudential Center
                                             Boston, Massachusetts  02199

     Dudley B. Dumaine                       Suite 4500, Prudential Center
                                             Boston, Massachusetts  02199

     Henry T. Wiggin                         Suite 4500, Prudential Center
                                             Boston, Massachusetts  02199

     Joseph B. Ely, II                       Suite 4500, Prudential Center
                                             Boston, Massachusetts  02199

     Alan L. Lefkowitz                       Room 1200, 225 Franklin Street
                                             Boston, Massachusetts  02110

     The officers of the continuing corporation after the filing of this Agreement of Merger shall consist of those persons who are holders of the same respective offices of MOORE'S FALLS CORPORATION (Delaware); their respective names, addresses and offices are as follows:

   OFFICE                     NAMES                    ADDRESSES
   ------                     -----                    ---------
President                Joseph B. Ely, II        Suite 4500, Prudential Center
                                                  Boston, Massachusetts  02199

Treasurer                Henry T. Wiggin          Suite 4500, Prudential Center
                                                  Boston, Massachusetts  02199

Secretary                Dudley B. Dumaine        Suite 4500, Prudential Center
                                                  Boston, Massachusetts  02199

Assistant                Alan L. Lefkowitz        Room 1200, 225 Franklin Street
Secretary                                         Boston, Massachusetts  02110

                                  ARTICLE IV.

     The amount of the capital stock of the continuing corporation to be issued to the present holder of the issued and outstanding capital stock of MOORE'S FALLS CORPORATION (New Hampshire), is One hundred (100) shares of common stock without par value, and the consideration for the issuance of the shares of said common stock of the continuing corporation to the holder of the issued and outstanding capital stock of said MOORE'S FALLS CORPORATION (New Hampshire), is the surrender by it of the certificates representing shares of the common stock, without par value, of said MOORE'S FALLS CORPORATION (New Hampshire) now held by them, at the ratio of 30.1 share for each one (1) share of the common stock of the continuing corporation to be issued to it.

     The total number of issued shares of the continuing corporation after this agreement of merger is filed is 110.

                                   ARTICLE V.

     Upon the effective date of the merger, the continuing corporation namely MOORE'S FALLS CORPORATION (Delaware), shall be possessed of all the rights, privileges, powers and franchises as well of a public as of a private nature, and shall be subject to all the restrictions, disabilities and duties of MOORE'S FALLS CORPORATION (New Hampshire), and all and singular, the rights, privileges, powers and franchises of said corporation and all property, real, personal and mixed owned and possessed by said corporation and all debts due to said corporation on whatever account, as well as all other things in action or belonging to said corporation, shall be vested in the continuing corporation; and all property, rights and privileges, powers and franchises and all and every other interest of said MOORE'S FALLS CORPORATION (New Hampshire), shall be thereafter as effectually the property of the continuing corporation, and the title to any real estate, whether by deed or otherwise, vested in said

MOORE'S FALLS CORPORATION (New Hampshire), shall not revert or be in any way impaired by reason of the said merger, provided that all rights of creditors, and all mortgages and other liens upon the property of said MOORE'S FALLS CORPORATION (New Hampshire), shall be preserved unimpaired, and all debts, liabilities and duties of MOORE'S FALLS CORPORATION (New Hampshire), shall thenceforth attach to the continuing corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

                                   ARTICLE VI.

     If at any time the continuing corporation, namely MOORE'S FALLS CORPORATION (Delaware), shall consider or be advised that any further assignments or assurances in law or any things are necessary or desirable to vest in said continuing corporation, according to the terms of this agreement, the title to any property or rights of MOORE'S FALLS CORPORATION (New Hampshire), the proper officers and directors of said MOORE'S FALLS CORPORATION (New Hampshire) shall execute and make all such proper assignments and assurances and do all things necessary or proper to vest title in such property or rights in the continuing corporation, and otherwise to carry out the purposes of this agreement of merger.

     The continuing corporation shall pay all expenses of carrying this agreement into effect and accomplishing the merger.

                                  ARTICLE VII.

     If this agreement is approved by the vote of the holders of two-thirds of each class of stock entitled to vote on a proposal of merger of each corporation party to this agreement, present in person or represented by proxy at separate meetings duly called for the purposes, or acting by written consent where allowed by law, this agreement shall be executed, submitted for approval of the Attorney General or Assistant Attorney General of the State of New Hampshire, and filed with the Secretary of State of New Hampshire and with the Secretary of State of Delaware. It shall become effective upon such filing. As soon as practicable after the effective date of merger, this agreement shall be recorded in the office of the Recorder of Deeds of New Castle County, Delaware, and with the register of deeds for each county in New Hampshire in which MOORE'S FALLS CORPORATION (New Hampshire) owned real estate prior to the merger.

     IN WITNESS WHEREOF, we have hereto signed our names, and affixed the seal of each respective corporation, this 26th day of April, 1971.


                                        MOORE'S FALLS CORPORATION
                                        (A Delaware corporation)

                                        By  /s/ JOSEPH B. ELY, II
                                          -------------------------------
                                          Joseph B. Ely, II, President

[CORPORATE SEAL]

ATTEST:

/s/ ALAN L. LEFKOWITZ
---------------------------------------
Alan L. Lefkowitz, Assistant Secretary


                                        MOORE'S FALLS CORPORATION
                                        (a New Hampshire corporation)

                                        By  /s/ JOSEPH B. ELY, II
                                          --------------------------------
                                          Joseph B. Ely, II, President

[CORPORATE SEAL]

ATTEST:

/s/ ALAN L. LEFKOWITZ
----------------------------------------
Alan L. Lefkowitz, Assistant Secretary

     WE, THE UNDERSIGNED, being the Treasurer and a majority of the Board of Directors of MOORE'S FALLS CORPORATION, a New Hampshire corporation with its principal place of business in Manchester, County of Hillsborough and State of New Hampshire, do hereby certify that at a meeting of the stockholders duly called for the purpose, held on April 26, 1971, in Manchester, New Hampshire, the following vote was unanimously adopted by a vote of all shares entitled to vote on the subject, namely:

VOTED: That this corporation merge with MOORE'S FALLS CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, in accordance with the provisions of Chapter 294, section 42, of the New Hampshire Revised Statutes Annotated and of Section 252 of the General Corporation laws of Delaware, and enter into an agreement of merger upon such terms and conditions all as provided in said agreement, a copy of which is attached hereto and made a part of the records of this meeting; and

          That the President of MOORE'S FALLS CORPORATION (New Hampshire), be and he hereby is authorized and directed on behalf of said corporation to make, execute, and deliver said agreement of merger and that the treasurer and a majority of the board of directors of the corporation be and they hereby are authorized and directed on behalf of said corporation to cause the agreement of merger to be submitted for the approval of the Attorney General or Assistant Attorney General of the State of New Hampshire the Secretary of State of the State of Delaware, and subject to such approval to be filed and recorded in the office of the Secretary of State of the State of New Hampshire and the Secretary of State of the State of Delaware, and further to take all such other action as they may deem necessary or convenient to effectuate such agreement under the laws of the State of New Hampshire and the State of Delaware.

     We further certify that the agreement of merger, a copy of which is attached hereto, is the agreement referred to in the preceding vote; and that said agreement was executed by the respective officers of the aforesaid corporation as indicated thereon.

Dated:     April 27, 1971
                                         /s/ HENRY T. WIGGIN
                                        --------------------------------
                                        Henry T. Wiggin, Treasurer

                                        Directors:

                                         /s/ HENRY T. WIGGIN
                                        --------------------------------
                                        H. T. Wiggin

                                         /s/ JOSEPH B. ELY, II
                                        --------------------------------
                                        Joseph B. Ely, II

                                         /s/ ALAN L. LEFKOWITZ
                                        --------------------------------
                                        Alan L. Lefkowitz

COMMONWEALTH OF MASSACHUSETTS)
                             )
                             )   SS:           April 27, 1971
COUNTY OF SUFFOLK            )


     Then personally appeared the above-named Henry T. Wiggin (Treasurer and Director), Joseph B. Ely, II and Alan L. Lefkowitz, a majority of the Directors of MOORE'S FALLS CORPORATION,, a New Hampshire corporation, and made oath that the foregoing affidavit by them subscribed is true.

     Before me,

                                        /s/  ELIZABETH W. HITCHCOCK
                                        --------------------------------
                                        Notary Public

         [NOTARIAL SEAL]
                                        My Commission Expires Feb. 23, 1972

     I, ALAN L. LEFKOWITZ, Assistant Secretary of MOORE'S FALLS CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Assistant Secretary and under the seal of the said corporation, that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of MOORE'S FALLS CORPORATION, a corporation of the State of New Hampshire, was duly adopted pursuant to Section 288 of Title 8 of the Delaware Code of 1953, as amended, by the unanimous written consent of the stockholder holding all of the issued and outstanding capital stock of the corporation, which Plan and Agreement of Merger thereby was adopted as the act of the stockholder of said MOORE'S FALLS CORPORATION (Delaware), and the duly adopted agreement and act of the said corporation.

     WITNESS my hand and the seal of said MOORE'S FALLS CORPORATION on this 27th day of April, 1971.

                                       /s/ ALAN L. LEFKOWITZ
                                       --------------------------------------
   [CORPORATE SEAL]                    Alan L. Lefkowitz, Assistant Secretary

COMMONWEALTH OF MASSACHUSETTS)
                             )
                             )   SS:               April 27, 1971
COUNTY OF SUFFOLK            )

     Then personally appeared the above-named Alan L. Lefkowitz, Assistant Secretary of MOORE'S FALLS CORPORATION, a Delaware corporation, and made oath that the foregoing affidavit by him subscribed is true.

     Before me,

                                       /s/  ELIZABETH W. HITCHCOCK
                                       --------------------------------------
     [NOTARIAL SEAL]                   Notary Public
                                       My Commission Expires Feb. 23, 1972

     THE ABOVE AGREEMENT OF MERGER, having been executed on behalf of each corporate party thereto, and having been adopted separately by each corporate party thereto, in accordance with the provisions of the General Corporation Law of the State of Delaware, the President of MOORE'S FALLS CORPORATION (New Hampshire) and the President of MOORE FALL'S CORPORATION (Delaware) now hereby do execute the said Agreement of Merger and the Assistant Secretary of each corporate party thereto now hereby does attest the said Agreement of Merger under the seal of their respective corporations, by authority of the directors and stockholders thereof, as the respective act, deed and agreement of said corporations, on this 27th day of April, 1971.

                                       MOORE'S FALLS CORPORATION
[CORPORATE SEAL]                             (New Hampshire)

                                       By  /s/ JOSEPH B. ELY, II
                                         ------------------------------------
                                           Joseph B. Ely, II, President


ATTEST:

/s/ ALAN L. LEFKOWITZ
--------------------------------------
Alan L. Lefkowitz, Assistant Secretary

                                       MOORE'S FALLS CORPORATION
 [CORPORATE SEAL]                             (Delaware)

                                       By  /s/ JOSEPH B. ELY, II
                                         ------------------------------------
                                           Joseph B. Ely, II, President

ATTEST:

/s/ ALAN L. LEFKOWITZ
--------------------------------------
Alan L. Lefkowitz, Assistant Secretary

                                 ACKNOWLEDGMENT

Commonwealth of Massachusetts )   ss.
County of Suffolk             )

     BE IT REMEMBERED, that on this 27th day of April, 1971, personally came before me, a Notary Public, in and for the aforesaid County and Commonwealth, Joseph B. Ely, II, President of MOORE'S FALLS CORPORATION, a Delaware corporation, and he duly executed said Plan and Agreement of Merger before me and acknowledged said Plan and Agreement of Merger to be his act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said Plan and Agreement of Merger and attested by the Secretary of said corporation is the common corporate seal of said corporation.


                                        /s/ ELIZABETH W. HITCHCOCK
                                        --------------------------------
                                        Notary Public

     NOTARIAL SEAL
                                        My commission expires: Feb. 23, 1972

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                           MOORE'S FALLS CORPORATION

                            Pursuant to Section 242

     It is hereby CERTIFIED for and in behalf of MOORE'S FALLS CORPORATION, a corporation organized and existing under the laws of the State of Delaware that:

     FIRST: The Board of Directors of said corporation, at a meeting duly held on November 7, 1972, adopted the following resolution setting forth an amendment to the certificate of incorporation and declared the advisability thereof:

     RESOLVED: That the certificate of incorporation of this corporation be amended by striking out the first paragraph only of Article FOURTH and inserting in place thereof -

     "FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is Seven Thousand (7,000) shares, of which 6,000 shares shall be 8% Preferred Stock with a par value of $100 each, and One Thousand (1,000) shares shall be Common Stock without par value."

     SECOND: That in lieu of a meeting and vote by the stockholder entitled to vote with respect to such amendment, the holder of all of the outstanding capital stock entitled to vote thereon, consisting of 110 shares of common stock presently outstanding, has consented in writing on November 7, 1972 to the adoption of the resolution and effecting said amendment.

     THIRD: That the amendment to the certificate of incorporation of MOORE'S FALLS CORPORATION provided herein is to become effective on January 2, 1973.

     IN WITNESS WHEREOF, MOORE'S FALLS CORPORATION has caused its corporate seal to be hereunto affixed and this certificate to be signed by Joseph B. Ely, II, its President, and attested by Frederic P. Melzar, its Secretary, this 11th day of December, 1972.


                              MOORE'S FALLS CORPORATION


                              By: /s/ Joseph B. Ely II
                                  -----------------------------
                                  President

Attest:

By /s/ FREDERIC P. MELZAR
   --------------------------

COMMONWEALTH OF MASSACHUSETTS  )
                               )   ss:
COUNTY OF SUFFOLK              )

     BE IT REMEMBERED that on this 11th day of December, 1972, personally came before me, a Notary Public in and for the County and State aforesaid, Joseph B. Ely, II, President of Moore's Falls Corporation, a corporation of the State of Delaware, and he duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said certificate and attested by the Assistant Secretary of said corporation is the common or corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand the seal of office the day and year aforesaid.


                                       /s/ ALAN L. LEFKOWITZ
                                       --------------------------------
                                               Notary Public

NOTARIAL SEAL                          My commission expires: May 4, 1973

                          CERTIFICATE OF REDUCTION

                                 OF CAPITAL

                                 * * * * * *

         MOORE'S FALLS CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of Moore's Falls Corporation duly held on August 21, 1974, resolutions were adopted setting forth a proposed reduction of the capital of said corporation in the manner and to the extent hereinafter set forth.

         RESOLVED: That it is hereby declared advisable for this corporation to call for redemption and redeem the 5,120 shares of 8% Preferred Stock of this corporation now held by Amoskeag Company for a price of $100 per share together with all dividends accrued thereon up to and including August 31, 1974, the date for which said call is hereby made, and that an amount sufficient to pay the dividends accrued to such date be set aside forthwith for the payment thereof. Said redemption shall be in consideration of the issuance of a promissory note of this corporation in the principal amount of $512,000, payable on demand, with interest at 8% per annum.

         RESOLVED: That it is hereby declared advisable to eliminate the capital of this corporation represented by the 6,000 shares of 8% Preferred Stock with a par value of $100 each presently authorized, including the 5,120 of such shares issued and outstanding but to be redeemed pursuant to the foregoing resolution, and that the capital of this corporation shall be so reduced after such redemption.

         SECOND: That pursuant to the provisions of Section 244 of The General Corporation Law of the State of Delaware a reduction of the capital of the corporation by the amount of Five Hundred Twelve Thousand Dollars ($512,000) was authorized in the following manner:

         By eliminating the capital represented by the shares of capital stock which have been redeemed and retired pursuant to the foregoing resolutions, and the shares of capital stock of the corporation, which are retired in connection with the reduction of capital, are identified as being Five Thousand One Hundred Twenty (5,120) shares of the 8% Preferred Stock with a par value of One Hundred Dollars ($100) per share.

         THIRD: That the assets of the corporation remaining after such reduction are sufficient to pay any debts, the payment of which has not been otherwise provided for.

         IN WITNESS WHEREOF, said MOORE'S FALLS CORPORATION has caused its corporate seal to be hereunto affixed and this certificate to be signed by Joseph B. Ely, II, its President, and attested by Frederic P. Melzar, its Secretary this 12th day of September, 1974.


CORPORATE SEAL                             MOORE'S FALLS' CORPORATION


Attest:                                    By /s/ JOSEPH B. ELY, II
                                              -------------------------
                                                     President
By: /s/ FREDERIC P. MELZAR
    -------------------------------
         Secretary

         COMMONWEALTH OF MASSACHUSETTS     )
                                           ) ss:
         COUNTY OF SUFFOLK                 )


             BE IT REMEMBERED that on this 12th day of September, 1974, personally came before me, a Notary Public in and for the County and State aforesaid, Joseph B. Ely, II, President of Moore's Falls Corporation, a corporation of the State of Delaware, and he duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said certificate and attested by the Secretary of said corporation is the common or corporate seal of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand the seal of office the day and year aforesaid.


                                           /s/ HELEN C. FREDRICKSON
                                           -----------------------------------
                                                   Notary Public

         NOTARIAL SEAL                     My commission expires: Dec. 17, 1976

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                           MOORE'S FALLS CORPORATION


                 It is hereby CERTIFIED for and in behalf of MOORE'S FALLS CORPORATION, a corporation organized and existing under the laws of the State of Delaware that:

         FIRST: The Board of Directors of said corporation, at a meeting duly held on August 21, 1974, adopted the following resolution setting forth an amendment to the certificate of incorporation and declared the advisability thereof:

         RESOLVED: That the Certificate of Incorporation of this corporation be amended by striking out the first paragraph only of Article FOURTH and inserting in place thereof -

         "FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is One Thousand (1,000) shares, all of which shall be a single class of Common Stock, without par value."

         SECOND: That in lieu of a meeting and vote by the stockholder entitled to vote with respect to such amendment, the holder of all of the outstanding capital stock entitled to vote thereon, consisting of 110 shares of common stock without par value and 5,120 shares of 8% Preferred Stock with a par value of $100 per share, then presently outstanding, has consented in writing on August 21, 1974 to the adoption of the resolution and effecting said amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That a Certificate of Reduction of Capital pursuant to
Section 244(c) of the General Corporation Law of the State of Delaware is being filed with this Certificate of Amendment.

         IN WITNESS WHEREOF, MOORE'S FALLS CORPORATION has caused its corporate seal to be hereunto affixed and this certificate to be signed by Joseph B. Ely, II, its President, and attested by Frederic P. Melzar, its Secretary, this 12th day of September, 1974.


                                                   MOORE'S FALLS CORPORATION


                                                   By  /s/ JOSEPH B. ELY, II
                                                      -----------------------
                                                            President
Attest:


/s/ FREDERIC P. MELZAR
----------------------------
                                                          [CORPORATE SEAL]

COMMONWEALTH OF MASSACHUSETTS      )
                                   )    ss:
COUNTY OF SUFFOLK                  )


         BE IT REMEMBERED that on this 12th day of September, 1974, personally came before me, a Notary Public in and for the County and State aforesaid, Joseph B. Ely, II, President of Moore's Falls Corporation, a corporation of the State of Delaware, and he duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said certificate and attested by the Secretary of said corporation is the common or corporate seal of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand the seal of office the day and year aforesaid.

                                           /s/ HELEN C. FREDRICKSON
                                           ------------------------------
                                                   Notary Public

                                           My commission expires: Dec. 17, 1976


                                                  [NOTARIAL SEAL]

                                     -3-